UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2016

Bakken Resources, Inc.
(Exact name of registrant specified in charter)

Nevada	000-53632	26-2973652
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

825 Great Northern Blvd., Expedition Block, Suite 304, MT 59601
(Address of principal executive offices) (Zip Code)

(406) 442-9444
Issuer’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 20, 2016, the Court in the shareholder derivative action Manuel Graiwer et al. vs. Val Holms et al. (2nd Judicial District, State of Nevada, Washoe County, Case No. CV14-00544) (the “Action”) approved the mailing of the Notice of Dismissal of Shareholder Derivative Action as to Defendants Herman Landeis, Karen Midtlyng, David Deffinbaugh, Bill Baber and Wesley Paul, and Hearings Pursuant to FRCP 23.1 (the “Notice”) to shareholders of record as of June 20, 2016.

The plaintiffs in the Action have agreed to dismiss with prejudice all claims against the defendants named in the Notice. A hearing is scheduled on September 27, 2016, for purposes of Court approval of the dismissals against the defendants named in the Notice and for hearing any shareholders who object to the dismissals described in the Notice.

A full copy of the Notice is attached to this Current Report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit 99.1	Notice of Dismissal of Shareholder Derivative Action as to Defendants Herman Landeis, Karen Midtlyng, David Deffinbaugh, Bill Baber and Wesley Paul, and Hearings Pursuant to FRCP 23.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bakken Resources, Inc.

By:	/s/ Dan Anderson
Name: Dan Anderson
Title: Chief Financial Officer
Dated: June 21, 2016